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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2004

                               KANEB SERVICES LLC
               (Exact name of registrant as specified in charter)

     Delaware                       001-16405                   75-2931295
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)

                          2435 North Central Expressway
                             Richardson, Texas 75080
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 699-4062


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On October 31, 2004, Kaneb Services LLC (the "Registrant") entered into a change of control agreement with Mr. Edward D. Doherty, Chairman of the Board and Chief Executive Officer of Kaneb Pipe Line Company LLC, a wholly owned subsidiary of the Registrant and the sole general partner of Kaneb Pipe Line Partners, L.P., to supercede a change of control agreement that was in place with a predecessor of the Registrant. On October 31, 2004, the Registrant entered into amended and restated change of control agreements with each of Mr. John R. Barnes, Chairman of the Board, President and Chief Executive Officer of the Registrant, and Mr. Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Registrant to clarify that average annual base salary includes cash bonuses paid to the individual and any amounts deferred by the individual pursuant to a deferred compensation plan of the Registrant or any of its subsidiaries.

Each change of control agreements provides that the
Registrant will pay certain amounts into an escrow account if a third party takes certain steps which could result in a change-of-control. Under the agreements, a "change-of-control" occurs if, under certain specified circumstances: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Registrant having 20% or more of the total number of votes that may be cast for the election of Directors of the Registrant; (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, restructuring or proceeding under the bankruptcy laws, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Registrant before the transaction cease to constitute a majority of the board of directors of the Registrant or any successor to the Registrant; or (iii) as a consequence of a tender or exchange offer or a proxy contest of third party consent solicitation, a majority of the fair market value of the assets of the Registrant are distributed to the Registrant's securities holders. In the event that their employment is terminated as a consequence of a change-of-control, the Registrant will pay each individual an amount equal to 299% of their average annual base salary for the five years prior to the change-of-control.

     The above description of the change of control agreements do not purport to be a complete statement of the parties' rights and obligations under those agreements and the transactions contemplated by them. The above description is qualified in its entirety by reference to the definitive agreements, copies of which are attached as exhibits to this current report.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

          10.1 Change of Control Agreement, dated as of October 31, 2004, between the Registrant and Edward D. Doherty.

          10.2 Change of Control Agreement, dated as of October 31, 2004, between the Registrant and John R. Barnes.

          10.3 Change of Control Agreement, dated as of October 31, 2004, between the Registrant and Howard C. Wadsworth.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KANEB SERVICES LLC



                                          //s// HOWARD C. WADSWORTH
                                       -----------------------------------------
                                       Howard C. Wadsworth
                                       Vice President, Treasurer and Secretary


Dated November 3, 2004